SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2014
(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
Vermont	001-15985	03-0283552

(Address of principal executive offices)		(Zip Code)
20 Main St., P.O. Box 667		05661-0667
Morrisville, VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◦	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◦	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◦	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◦	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) Union Bankshares, Inc. 2014 Equity Incentive Plan

As reported in Item 5.07 of this report, at the 2014 annual meeting of shareholders of Union Bankshares, Inc. (the “Company”) held on May 21, 2014, the shareholders approved the Union Bankshares, Inc. 2014 Equity Incentive Plan (the “Equity Plan”). The Equity Plan had been previously approved by the Company’s Board of Directors at a meeting held on March 19, 2014, subject to receipt of shareholder approval and became effective upon approval at the annual meeting. The Equity Plan is intended to replace the Company’s 2008 Incentive Stock Option Plan, which is being discontinued and no further awards will be granted thereunder. By approving the Equity Plan, the shareholders also approved the performance criteria for performance-based awards under the Plan for purposes of Internal Revenue Code Section 162(m).

The Equity Plan will be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”). The Committee, in its discretion, may grant stock-based awards, including incentive stock options, non-qualified stock options, restricted stock units (including dividend equivalent rights) and restricted stock to officers and non-employee directors of the Company and its affiliates, as designated by the Committee. The Equity Plan permits awards with respect to up to 50,000 shares of the Company’s common stock, which includes approximately 25,000 unused shares remaining from the authorization under the discontinued 2008 Incentive Stock Option Plan. A description of the material features of the plan is filed as Exhibit 10.1 to this report and is incorporated by reference herein. That description and the other information relating to the Plan included herein are qualified in their entirety by reference to the text of the Plan, which is attached as Appendix A to the 2014 Proxy Statement and is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 5.07: Submission of Matters to a Vote of Security Holders
The Company held its annual meeting of shareholders on May 21, 2014. Of 4,458,262 shares outstanding on the record date of the meeting (March 28, 2014) and entitled to vote, 3,885,454 shares were represented in person or by proxy. The following three matters were voted on by the shareholders and approved at the meeting:

1.	To fix the number of directors at nine for the ensuing year and to elect the following individuals as directors to serve a one year term:

Nominees	Votes For	Votes Withheld	Broker Non-votes
Cynthia D. Borck	2,726,367	9,694	1,149,393
Steven J. Bourgeois	2,629,816	106,245	1,149,393
Kenneth D. Gibbons	2,649,415	86,646	1,149,393
John M. Goodrich	2,726,465	9,596	1,149,393
Timothy W. Sargent	2,718,674	17,387	1,149,393
David S. Silverman	2,570,391	165,670	1,149,393
John H. Steel	2,725,107	10,954	1,149,393
Schuyler W. Sweet	2,637,536	98,525	1,149,393
Cornelius J. Van Dyke	2,717,699	18,362	1,149,393

2.	To approve the Union Bankshares, Inc. 2014 Equity Incentive Plan. The number of votes in favor was sufficient to approve the resolution.

Votes For	Votes Against	Abstained	Broker Non-votes
2,568,362	126,372	41,327	1,149,393

3.	To ratify the appointment of the firm of Berry Dunn McNeil & Parker, LLC as the Company’s external auditors for 2014. The number of votes in favor was sufficient to ratify the appointment.

Votes For	Votes Against	Abstained
3,857,008	9,362	19,084

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibits, referred to in Item 5.02 of the Report, are filed herewith:

Exhibit 10.1 Description of material terms of the Union Bankshares, Inc. 2014 Equity Incentive Plan approved by the shareholders of Union Bankshares, Inc. at the 2014 annual meeting held on May 21, 2014.

Exhibit 10.2 Union Bankshares, Inc. 2014 Equity Incentive Plan approved by the shareholders of Union Bankshares, Inc. at the 2014 annual meeting held on May 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

May 23, 2014	/s/ David S. Silverman
David S. Silverman
President and Chief Executive Officer

May 23, 2014	/s/ Karyn J. Hale
Karyn J. Hale
Chief Financial Officer